Exhibit 99.1

VIASPACE RETAINS TOP NEW YORK INVESTOR RELATIONS FIRM

PASADENA, CA.—November 22, 2005—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into commercial hardware and software solutions, today announced that it has retained The Ruth Group as its investor relations and financial communications agency. The Ruth Group (www.theruthgroup.com) will work to increase awareness of VIASPACE’s corporate focus and growth strategy among investors and the financial media.

Dr. Carl Kukkonen, Chief Executive of VIASPACE Inc. said, “VIASPACE has licensed patents and software technology from Caltech, which manages the Jet Propulsion Laboratory (JPL) for NASA. This technology was developed by the world’s best scientists and engineers at JPL over the last decade and was funded by NASA and the Department of Defense. Through our three subsidiaries, Direct Methanol Fuel Cell Corporation, Arroyo Sciences and Ionfinity, VIASPACE has established a diversified IP portfolio that includes microelectronics, sensors, homeland security and public safety, energy/fuel cells, information and computational technology and RFID. We are well underway in our efforts to monetize on our IP portfolio and have made significant progress in partnering with leading U.S. technology companies to develop and bring to market premier homeland security and fuel cell products and technologies.”

“Given all of these positive developments, the strategic initiatives we have underway and our efforts to increase shareholder value, it made sense for us to retain a financial communications firm of The Ruth Group’s caliber. The firm’s experience, contacts and strategic counsel will help us better communicate our growth prospects and VIASPACE’s inherent value.”

About The Ruth Group
Consistently ranked as one of the top U.S. financial IR/PR agencies, The Ruth Group, based in New York, focuses on serving the communications needs of technology, semiconductor, healthcare and biotechnology companies. Services include investor relations, public relations, management counsel, corporate positioning, pre-IPO public relations programs, media relations and venture capital relations. For more information visit www.theruthgroup.com.

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, there will not be a market for fuel cartridges if the OEMs fail to bring fuel cell powered devices into the marketplace. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.

— —